                                                                   Exhibit 10.02

Confidential treatment with respect to certain information in this Exhibit has been requested of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The bracketed portions of this Exhibit have been omitted from material filed in accordance with Rule 24b-2 and have been filed separately with the Commission.

                           LETTER AGREEMENT TO AMEND

                      DEVELOPMENT AGREEMENT NO. 37-001-97

                                      - -
                           AMENDMENT NO. 37-001-97-B

This Letter Agreement dated May 20, 1997 is in regard to Development Agreement No. 37-001-97 dated January 24, 1997 as amended under Amendment No. 37-001-97-A dated March 6, 1997 (together the "Development Agreement"), and constitutes an amendment to portions of the Development Agreement and to one or more of the Exhibits attached thereto, in accordance with Article 11 of the Development Agreement.

Under this Amendment, CGI will complement the current Fetch & Stuff Phase 2 consulting services by providing additional CGI resources in support of Release 3 tasks, either previously considered potential but not requested by U S WEST for Releases 1 and 2 of the Fetch & Stuff system or considered new tasks, as mutually determined by the parties.

The tasks in support of Release 3 may include but not be limited to:

         o Addition of [ ] Messages and API
         o Dynamic Routing (API priorities, Oracle rule-driven)
         o New Routing Destinations (Interface/Interact with Call Handling)
         o Routing Administration Environment
         o [     ]
         o [     ]
         o Minimum Transaction Support
         o [     ] Interface for Call Handling
         o [     ]/TIRKS
         o Production Support
         o Warehousing Usage Counts (w/ Oracle Forms interface)
         o Packaging Support for New Engines, and
         o Ongoing Technology Transfer (Enhance Documentation, Training, etc.)

and such tasks will be incorporated into the existing schedule, statement of work and deliverables, under U S WEST's direction.

Four (4) additional CGI team members will be included over seven (7) project months, currently estimated from June 1, 1997 through December 31, 1997, and there will be an increase in the involvement of the Principal Engineer. Such resource related modifications will maintain the current level of effort on the Fetch & Stuff product development effort, including the level of effort originally



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scoped by U S WEST for IMA, and will provide the additional services described herein. Accordingly, this Amendment includes additional estimated funding in
the amount of [      ] to the work previously scoped in Development Agreement.

The Projected Cost and Payment for the Project in Article 5 of the Development
Agreement have been increased by [      ] to [      ].

Exhibit 2 - Estimated Cost is amended as attached.

This Amendment describes the expanded scope, in accordance with the current intent of the parties, for which the Fetch & Stuff Phase 2 Development Agreement (as amended) is being modified hereunder. It is understood by the parties that the consulting services will continue to be provided by CGI under the Development Agreement and this Amendment as subject to change in accordance with U S WEST direction.

Except as expressly set forth in this Letter Agreement, the terms of the Development Agreement and all signed amendments shall remain in full force and effect.

IN WITNESS WHEREOF, Licensee and CGI have executed this Letter Agreement in duplicate by their respective authorized representatives.

CARNEGIE GROUP, INC.                               LICENSEE

By:      /s/ BRUCE RUSSELL                By:      /s/ BARBARA IRWIN
         ----------------------                    -------------------------
Title:   EVP/COO                          Title:   Executive Director
         ----------------------                    -------------------------
Date:    6/28/97                          Date:    June 13, 1997
         ----------------------                    -------------------------

                                        U S WEST Business Resources, Inc.
                                        Acting as Agent for:   LICENSEE

                                        By:      __________________

                                        Title:   __________________

                                        Date:    __________________



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                           EXHIBIT 2 - ESTIMATED COST

COST OVERVIEW

The total cost of the work net of discounts is estimated at [     ] based on
estimated time and material expenses, which represents an increase of [     ]
above the previous funding approved for Fetch & Stuff Phase 2 of [     ]. No
travel is anticipated for this project. Should travel be required, U S WEST agrees to pay CGI travel expenses for all pre-approved trips.

Work will be provided on a time and materials basis. The cost estimate and applicable discount breakouts being extended are as shown below. The [ ] Alliance Discount has been extended pursuant to the GLA extension executed between U S WEST and CGI in December, 1996. The [ ] Facilities Discount (includes [ ] computer and [ ] building discount) is extended under the assumption that all work will be performed at U S WEST facilities for this project. CGI has extended the [ ] Volume Discount in recognition of the funding level of this effort.



              ITEMIZATION OF COSTS                                  AMOUNTS
----------------------------------------------------------------------------
CONTRACT ENGINEERING COSTS (TIME AND MATERIALS)                      [    ]

   LESS: [      ] ALLIANCE DISCOUNT                                  [    ]

   LESS: [      ] VOLUME DISCOUNT                                    [    ]

   LESS: [      ] FACILITIES DISCOUNT                                [    ]
----------------------------------------------------------------------------
TOTAL CONTRACT ENGINEERING                                           [    ]
----------------------------------------------------------------------------
TRAVEL EXPENSES                                                        0
----------------------------------------------------------------------------
      TOTAL AMENDED DA ESTIMATE:                                     [    ]
----------------------------------------------------------------------------



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Estimated hours by skill category are as follows:



         CATEGORY                   CONTRIBUTION BY              TOTAL ESTIMATED HOURS
                                        CATEGORY
--------------------------------------------------------------------------------------
Manager                                       .69                       [     ]
Principal Engineer                            .81                       [     ]
Sr. Engineer III                              .17                       [     ]
Sr. Engineer II                               2.68                      [     ]
Sr. Engineer I                                3.17                      [     ]
Engineer                                      1.72                      [     ]
Associate Engineer                            .76                       [     ]
--------------------------------------------------------------------------------------
          TOTAL CONTRIBUTION / HOURS:        10.00                      [     ]
--------------------------------------------------------------------------------------




U S WEST may, at its discretion, close the project or the involvement of CGI resources by providing a written notice to the CGI Program Manager. If such an eventuality occurs, the respective resources will be given a ramp down period of [ ] weeks to find other work. Upon completion of the [ ] week ramp down period, U S WEST will be obligated to CGI for the time and materials expended up to and including the [ ] week ramp down.


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